PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
(Class A Shares, Class A5, Class B Shares, Class B5, Class C Shares, Class C5, Class R
Shares and Class R5)
(Reimbursement)
     The plan set forth below (the “Distribution Plan”) is the written plan contemplated by Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), for each registered investment company, as described in Schedule A to this Distribution Plan (each individually referred to as the “Trust”, or collectively, the “Trusts”), severally, on behalf of each of its series of common stock or of beneficial interest, as the case may be, set forth in Schedule A to this Distribution Plan (each, a “Fund”). This Distribution Plan describes the material terms and conditions under which assets of the Fund may be used in connection with financing distribution related activities with respect to each of its classes of shares of beneficial interest (the “Shares”), each of which is offered and sold subject to a different combination of front-end sales charges, distribution fees, service fees and contingent deferred sales charges.1 Classes of shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as “Front-End Classes” and the Shares of such classes are referred to herein as “Front-End Shares.” Classes of shares, if any, subject to a contingent-deferred sales charge and a distribution and/or a service fee are referred to herein as “CDSC Classes” and Shares of such classes are referred to herein as “CDSC Shares.” Classes of shares, if any, subject to a front-end sales charge, a contingent-deferred sales charge and a distribution and/or service fee are referred to herein as “Combination Classes” and Shares of such class are referred to herein as “Combination Shares.” Certain large purchases of Class A Shares and Class A5 Shares are Combination Shares.
     Each Fund has adopted a service plan (the “Service Plan”) pursuant to which the Fund is authorized to expend on an annual basis a portion of its average net assets attributable to any or each class of Shares in connection with the provision by the principal underwriter (within the meaning of the 1940 Act) of the Shares and by brokers, dealers and other financial intermediaries (collectively, “Financial Intermediaries”) designated by Invesco Aim Distributors, Inc. (the “Distributor”) of personal services to holders of Shares and/or the maintenance of shareholder accounts. The Fund also has entered into (i) distribution agreements (“Distribution Agreements”) with the Distributor, pursuant to which the Distributor acts as the principal underwriter with respect to each class of Shares, and (ii) master related agreements (“Master Related Agreements”) with the Distributor, pursuant to which the Distributor provides services to the Fund and acts as agent on behalf of the Fund in connection with the implementation of the Service Plan. The Distribution Agreement for Class B Shares and Class B5 Shares is a combined distribution agreement and related agreement. The Distributor may implement the Distribution Agreements, the Service Plan, the Master Related Agreements and this Distribution Plan directly or through third parties.
1. Each Fund hereby is authorized to pay the Distributor a distribution fee with respect to each class of its Shares described below to compensate the Distributor for activities which are primarily intended to result in the sale of such Shares (“distribution related activities”) performed

[1]	The Fund is authorized to offer multiple classes of shares pursuant to a Rule 18f-3 Plan adopted under the 1940 Act.

by the Distributor with respect to the respective class of Shares of the Fund. Such distribution related activities include without limitation: (a) printing and distributing copies of any prospectuses and annual and interim reports of the Fund (after the Fund has prepared and set in type such materials) that are used by such Distributor in connection with the offering of Shares; (b) preparing, printing or otherwise manufacturing and distributing any other literature or materials of any nature used by such Distributor in connection with promoting, distributing or offering the Shares; (c) advertising, promoting and selling Shares to broker-dealers, banks and the public; (d) distribution related overhead and the provision of information programs and shareholder services intended to enhance the attractiveness of investing in the Fund; (e) incurring initial outlay expenses in connection with compensating Financial Intermediaries for (i) selling CDSC Shares and Combination Shares and (ii) providing personal services to shareholders and the maintenance of shareholder accounts of all classes of Shares, including paying interest on and incurring other carrying costs on funds borrowed to pay such initial outlays; and (f) acting as agent for the Fund in connection with implementing this Distribution Plan.
2. With respect to Class A Shares and Class A5 Shares, the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 0.25% of the Fund’s average daily net assets attributable to (i) Class A/A5 Shares sold on or after the date on which this Distribution Plan is first implemented with respect to Class A/A5 Shares; (ii) Class A shares sold by Van Kampen Funds Inc. pursuant to distribution plans that terminated upon assignment as a result of the acquisition by Invesco Ltd. of the retail investment management business of Morgan Stanley; and (iii) Class A/A5 Shares that are issued upon exchange for shares of beneficial interest of another fund distributed by the Distributor. The Fund may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (i) (A) 0.25% of the Fund’s average daily net asset value during such year attributable to Class A/A5 Shares minus (B) the amount of the service fee with respect to the Class A/A5 Shares actually expended during such year by the Fund pursuant to the Service Plan and (ii) the actual amount of distribution related expenses incurred by the Distributor with respect to Class A/A5 Shares.
3. With respect to Class B Shares and Class B5 Shares, the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 1.00% of the Fund’s average daily net assets attributable to (i) Class B/B5 Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class B/B5 Shares; (ii) Class B shares sold by Van Kampen Funds Inc. pursuant to distribution plans that terminated upon assignment as a result of the acquisition by Invesco Ltd. of the retail investment management business of Morgan Stanley; and (iii) Class B/B5 Shares that are issued upon exchange for shares of beneficial interest of another fund distributed by the Distributor. The Fund may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (A) 0.75% of the Fund’s average daily net asset value during such year attributable to Class B/B5 Shares and (B) the actual amount of distribution related expenses incurred by the Distributor during such year plus prior unreimbursed distribution related expenses less the amount of any contingent deferred sales charge paid to the Distributor, in each case with respect to the Class B/B5 Shares.
4. With respect to Class C Shares and Class C5 Shares the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 1.00% of the Fund’s average daily net assets attributable to (i) Class

C/C5 Shares sold on or after the date on which this Distribution Plan is first implemented with respect to the Class C/C5 Shares; (ii) Class C shares sold by Van Kampen Funds Inc. pursuant to distribution plans that terminated upon assignment as a result of the acquisition by Invesco Ltd. of the retail investment management business of Morgan Stanley; and (iii) Class C/C5 Shares that are issued upon exchange for shares of beneficial interest of another fund distributed by the Distributor. The Fund may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (A) 0.75% of the Fund’s average daily net asset value during such year attributable to Class C/C5 Shares and (B) the actual amount of distribution related expenses incurred by the Distributor during such year plus prior unreimbursed distribution related expenses less the amount of any contingent deferred sales charge paid to the Distributor with respect to the Class C/C5 Shares.
5. With respect to Class R Shares and Class R5 Shares the distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate shall not exceed on an annual basis 0.50% of the Fund’s average daily net assets attributable to (i) Class R/R5 Shares sold on or after the date on which this Distribution Plan is first implemented with respect to Class R/R5 Shares; (ii) Class R shares sold by Van Kampen Funds Inc. pursuant to distribution plans that terminated upon assignment as a result of the acquisition by Invesco Ltd. of the retail investment management business of Morgan Stanley; and (iii) Class R/R5 Shares that are issued upon exchange for shares of beneficial interest of another fund distributed by the Distributor. The Fund may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (i) (A) 0.50% of the Fund’s average daily net asset value during such year attributable to Class R/R5 Shares minus (B) the amount of the service fee with respect to the Class R/R5 Shares actually expended during such year by the Fund pursuant to the Service Plan and (ii) the actual amount of distribution related expenses incurred by the Distributor with respect to Class R/R5 Shares.
6. Payments pursuant to this Distribution Plan shall not be made more often than monthly upon receipt by the Fund of a separate written expense report with respect to each class of Shares setting forth the expenses qualifying for such reimbursement allocated to each class of Shares and the purposes thereof.
7. In the event that amounts payable hereunder with respect to shares of a Front-End Class do not fully reimburse the Distributor for its actual distribution related expenses with respect to the Shares of such class, there is no carry-forward of reimbursement obligations to succeeding years. In the event the amounts payable hereunder with respect to shares of a CDSC Class or a Combination Class do not fully reimburse the Distributor for its actual distribution related expenses with respect to the Shares of the respective class, such unreimbursed distribution expenses will be carried forward and paid by the Fund hereunder in future years so long as this Distribution Plan remains in effect, subject to applicable laws and regulations. Reimbursements for distribution related expenses payable hereunder with respect to a particular class of Shares may not be used to subsidize the sale of Shares of any other class of Shares.
8. The Fund shall not compensate the Distributor, and the Distributor shall compensate any Financial Intermediary, for any distribution related expenses incurred with respect to a class of Shares prior to the date that such Financial Intermediary entered into a Selling Agreement with the Distributor or with Van Kampen Funds Inc. or a Van Kampen fund.

9. Pursuant to the Master Related Agreements (or the Distribution Agreement in the case of Class B/B5 Shares), the Distributor may enter into Selling Agreements with certain Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Paragraph 1 hereof. The Distributor may reallocate all or a portion of its distribution fee to such Financial Intermediaries as compensation for the above-mentioned activities and services. Such reallocation shall be in an amount as set forth from time to time in the Fund’s prospectus.
10. No provision of this Plan shall be interpreted to prohibit any payments by a Trust with respect to the Shares of a Fund during periods when the Fund has suspended or otherwise limited sales of such Shares.
11. The Fund and the Distributor shall prepare separate written reports for each class of Shares and shall submit such reports to the Fund’s Board of Trustees on a quarterly basis summarizing all payments made by them with respect to each class of Shares pursuant to this Distribution Plan, the Service Plan and the Master Related Agreements, the purposes for which such payments were made and such other information as the Board of Trustees or the Disinterested Trustees may reasonably request from time to time, and the Board of Trustees shall review such reports and other information.
12. This Distribution Plan shall become effective upon its approval by (a) a majority of the Board of Trustees and a majority of the Disinterested Trustees by vote cast separately with respect to each class of Shares cast in person at a meeting called for the purpose of voting on this Distribution Plan, and (b) with respect to each class of Shares, a “majority of the outstanding voting securities” (as such phrase is defined in the 1940 Act) of such class of Shares voting separately as a class.
13. This Distribution Plan and any agreement contemplated hereby shall continue in effect beyond June 30, 2010 so long as (a) its continuation is approved at least annually in the manner set forth in clause (a) of paragraph 12 above and (b) the selection and nomination of those trustees of the Fund who are not “interested persons” of the Fund are committed to the discretion of such trustees.
14. This Distribution Plan may be terminated with respect to a class of Shares without penalty at any time by a majority of the Disinterested Trustees or by a “majority of the outstanding voting securities” of the respective class of Shares of the Fund.
15. This Distribution Plan may not be amended to increase materially the maximum amounts permitted to be expended hereunder except with the approval of a “majority of the outstanding voting securities” of the respective class of Shares of the Fund and may not be amended in any other material respect except with the approval of a majority of the Disinterested Trustees. Amendments required to conform this Distribution Plan to changes in the Rule or to other changes in the 1940 Act or the rules and regulations thereunder shall not be deemed to be material amendments.
16. To the extent any service fees paid by the Fund pursuant to the Service Plan are deemed to be payments for the financing of any activity primarily intended to result in the sale of Shares issued by the Fund within the meaning of the Rule, the terms and provisions of such plan and any payments made pursuant to such plan hereby are authorized pursuant to this Distribution Plan in the amounts and for the purposes authorized in the Service Plan without any further action by the Board of Trustees or the shareholders of the Fund. To the extent the terms and provisions of the Service Plan conflict with the terms and provisions of this Distribution Plan, the terms and provisions of the Service Plan shall prevail with respect to amounts payable pursuant thereto. This paragraph 16 is adopted solely due to the uncertainty that may exist with respect to whether payments to be made by the Fund pursuant to the Service Plan constitute payments primarily intended to result in the sale of Shares issued by the Fund within the meaning of the Rule.
17. The Trustees of the Trust have adopted this Distribution Plan as trustees under the Declaration of Trust of the Trust and the policies of the Trust adopted hereby are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the trust estate.

SCHEDULE A
PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
AIM COUNSELOR SERIES TRUST

Funds	Shares
Invesco Van Kampen American Franchise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Core Equity Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Equity and Income Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Equity Premium Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Growth and Income Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Money Market Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Pennsylvania Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Small Cap Growth Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Tax Free Money Fund	Class A Shares

AIM GROWTH SERIES

Funds	Shares
AIM Balanced-Risk Retirement Now Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2010 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2020 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2030 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2040 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2050 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
Invesco Van Kampen Asset Allocation Conservative Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Asset Allocation Growth Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Asset Allocation Moderate Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Harbor Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Leaders Fund	Class A Shares
Class B Shares
Class C Shares

Funds	Shares
Invesco Van Kampen Real Estate Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen U.S. Mortgage Fund	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Funds	Shares
Invesco Van Kampen Emerging Markets Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Bond Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Global Equity Allocation Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Franchise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Tactical Asset Allocation Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen International Advantage Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen International Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
AIM INVESTMENT SECURITIES FUNDS

Funds	Shares
AIM Money Market Fund	Class A5 Shares
Class B5 Shares
Class C5 Shares

Funds	Shares
Invesco Van Kampen Core Plus Fixed Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Corporate Bond Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Government Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen High Yield Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Limited Duration Fund	Class A Shares
Class B Shares
Class C Shares
AIM SECTOR FUNDS

Funds	Shares
Invesco Van Kampen American Value Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Capital Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Comstock Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Enterprise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Mid Cap Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares

Funds	Shares
Invesco Van Kampen Small Cap Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Technology Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Utility Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Value Opportunities Fund	Class A Shares
Class B Shares
Class C Shares
AIM TAX-EXEMPT FUNDS

Funds	Shares
Invesco Van Kampen California Insured Tax Free Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen High Yield Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Insured Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Intermediate Term Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen New York Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Strategic Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares